Exhibit 10.1

FULTON FINANCIAL CORPORATION

AMENDED AND RESTATED
2023 DIRECTOR EQUITY PLAN

Plan Effective Date: May 16, 2023

Table of Contents

Article 1. Purpose of the Plan		1

Article 2. Definitions		1
2.01	“Affiliate”	1
2.02	“Applicable Laws”	1
2.03	“Award”	1
2.04	“Award Agreement”	1
2.05	“Board”	1
2.06	“Business Combination”	1
2.07	“Change in Control”	1
2.08	“Code”	2
2.09	“Code of Conduct”	2
2.10	“Committee”	2
2.11	“Common Stock”	2
2.12	“Continuous Service”	3
2.13	“Date of Grant”	3
2.14	“Disability”	3
2.15	“Director”	3
2.16	“Effective Date”	3
2.17	“Exchange Act”	3
2.18	“Fair Market Value”	3
2.19	“Independent” or “Independence”	3
2.20	“Non-Employee Director”	3
2.21	“Restricted Award”	3
2.22	“Restricted Period”	3
2.23	“Restricted Stock”	3
2.24	“Restricted Stock Unit”	3
2.25	“Retirement”	3
2.26	“Securities Act”	4
2.27	“Shares”	4
2.28	“Stock Award”	4

Article 3. Administration of the Plan		4

3.01	Committee Composition	4
3.02	Delegation	4
3.03	Authority of Committee	4
3.04	Indemnification	5

Article 4. Shares Subject to the Plan		5

4.01	Shares Subject to the Plan	5
4.02	Recycling of Shares	5
4.03	Maximum Annual Awards	5

Article 5. Eligibility		5

5.01	General	5

Article 6. Stock Awards		5

6.01	General	5

Article 7. Restricted Awards		5

7.01	General	5
7.02	Restricted Stock	6

7.03	Dividend Equivalents on Restricted Stock	6
7.04	Restricted Stock Units	6
7.05	Dividend Equivalents on Restricted Stock Units	6
7.06	Restrictions on Awards	6
7.07	Delivery of Restricted Stock and Settlement of Restricted Stock Units	7
7.08	Stock Certificate Restrictions	7
7.09	Restricted Award Transferability	7
7.10	Termination of Continuous Service	7

Article 8. Vesting		7

8.01	General	7

Article 9. Changes in Capital Structure		7

9.01	Adjustment Upon Changes in the Common Stock	7
9.02	Adjustment Binding	8
9.03	Adjustment to Grants	8

Article 10. Effect of Change in Control		8

10.01	General	8
10.02	Committee Discretion	8
10.03	Successors	8

Article 11. Registration of Stock		8

11.01	General	8

Article 12. Tax Withholding		8

Article 13. Amendment or Termination of the Plan		8

13.01	Amendment of the Plan	8
13.02	Term of the Plan	9
13.03	No Impairment of Rights	9

Article 14. General Provisions		9

14.01	Non-Uniform Treatment	9
14.02	Shareholders	9
14.03	Employment or Service	9
14.04	Other Compensation Arrangements	9
14.05	Section 409A	9
14.06	Section 16 Compliance	9
14.07	Beneficiary Designation	9
14.08	Unfunded Plan	10
14.09	Acceptance of Terms and Conditions	10
14.10	Liability	10
14.11	Choice of Law	10
14.12	Severability	10
14.13	Headings	10
14.14	Director Fees Paid in the Form of Stock Awards	10

Article 15. Effective Date		10

FULTON FINANCIAL CORPORATION

AMENDED AND RESTATED
2023 DIRECTOR
EQUITY PLAN

Article 1. Purpose of the Plan.

The purpose of the Amended and Restated 2023 Director Equity Plan (the “Plan”) of Fulton Financial Corporation (the “Company”) are to: (i) align the interests of our directors with those of the Company’s shareholders by encouraging and creating ownership of Shares of Common Stock of the Company; (ii) enable the Company to be competitive among its peers and attract and retain qualified individuals who contribute to the Company’s success by their efforts, service, ability and ingenuity; and (iii) provide long-term equity Awards to our directors who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives. The Plan amends and restates the Company’s Amended and Restated Directors’ Equity Participation Plan (the “2019 Director Equity Plan”). Upon its effectiveness, any awards made by the Company under the 2019 Director Equity Plan after March 1, 2023 will reduce the shares to be awarded under the Plan.

All outstanding Awards granted under the 2019 Director Equity Plan prior to its amendment and restatement will remain subject to the terms of the Plan; provided, that no Awards granted or awarded prior to the effectiveness of this amendment and restatement that are materially adversely affected by the changes in the Plan will be subject to such provisions without the prior consent of the applicable Non-Employee Director.

Article 2. Definitions.

For purposes of the Plan, the following words or phrases will have the meanings assigned to them below:

2.01 “Affiliate” means a parent or subsidiary corporation of the Company as defined in Sections 424(e) and (f) of the Code.

2.02 “Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, and any stock exchange or quotation system on which the Shares are listed or quoted.

2.03 “Award” means a Restricted Award or a Stock Award. Each Award will be subject to the terms and conditions of the Plan and to such other terms and conditions included by the Committee in the Award Agreement, to the extent not inconsistent with the Plan.

2.04 “Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan.

2.05 “Board” means the Board of Directors of the Company.

2.06 “Business Combination” has the meaning set forth in Section 2.07(c).

2.07 “Change in Control” of the Company will be deemed to have occurred when:

(a) during any period of not more than thirty-six (36) months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that (i) any person becoming a director subsequent to the beginning of the period, whose nomination for election or appointment was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director, and (ii) no individual initially nominated or appointed as a result of an actual or publicly threatened election contest or pursuant to a negotiated agreement with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(b) the acquisition by any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), of the Company’s capital stock entitled to thirty percent (30%) or more of the outstanding voting power of all capital stock of the Company eligible to vote for the election of the Board (“Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Voting Securities: (i) by the Company or an Affiliate, including purchases pursuant to a stock repurchase plan, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition);

(c) the consummation of a merger, consolidation, division, statutory share exchange, or any other transaction or a series of transactions outside the ordinary course of business involving the Company (a “Business Combination”), unless immediately following such Business Combination: (i) more than fifty percent (50%) of the total voting power of (x) the entity resulting from such Business Combination, or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least ninety-five percent (95%) of the voting power of such resulting entity (either, as applicable, the “Surviving Entity”), is represented by Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity), is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity and (iii) at least a majority of the members of the board of directors of the Surviving Entity following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) of this paragraph (c) will be deemed to be a “Non-Qualifying Transaction”);

(d) the consummation of a sale of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary of the Company); or

(e) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

Actions taken by the Company to merge, consolidate, liquidate or otherwise reorganize one or more of its subsidiaries or affiliates will not constitute a Change in Control for purposes of this Plan.

2.08 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.09 “Code of Conduct” means the Company’s Code of Conduct, as amended from time to time.

2.10 “Committee” means the Human Resources Committee of the Board or such other committee of the Board appointed by the Board to administer the Plan.

2.11 “Common Stock” means the common stock of the Company, par value $2.50 per share.

2.12 “Continuous Service” means the Non-Employee Director’s service with the Company or an Affiliate, whether as a Non-Employee Director or consultant, is not interrupted or terminated. The Non-Employee Director’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Non-Employee Director renders service to the Company or an Affiliate or a change in the entity for which the Non-Employee Director renders such service, provided that if any Award is subject to Section 409A of the Code, this sentence will only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from a Non-Employee Director of the Company to a Director or a consultant of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.13 “Date of Grant” means the date the Committee grants an Award to a Non-Employee Director or, if a later date is set forth in a resolution, the date as set forth in such resolution.

2.14 “Disability” means the Non-Employee Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. If necessary, whether an individual has a Disability will be determined under procedures established by the Committee.

2.15 “Director” means a member of the Board.

2.16 “Effective Date” is described in Article 15.

2.17 “Exchange Act” has the meaning set forth in Section 2.07(b).

2.18 “Fair Market Value” means, as of any date, the following value of a share of Common Stock: (a) if the Common Stock is listed on any national stock exchange, the Fair Market Value will be the closing price on the trading day of the Date of Grant (or if no sales of shares were reported on any stock exchange on that day, the closing price on the immediately preceding trading day on which such price was reported), as reported by Nasdaq, in the Wall Street Journal or such other source as the Committee deems reliable and (b) in the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Committee and such determination will be conclusive and binding on all persons.

2.19 “Independent” or “Independence” means, with respect to a Director, the independence requirements applicable to a Committee member under the rules and regulations of the U.S. Securities and Exchange Commission and the national securities exchange or national interdealer quotation system on which the Common Stock is then listed or quoted.

2.20 “Non-Employee Director” means a non-employee director of the Board or an Affiliate within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.21 “Restricted Award” means any Award granted pursuant to Article 7.

2.22 “Restricted Period” has the meaning set forth in Section 7.01.

2.23 “Restricted Stock” has the meaning set forth in Section 7.01.

2.24 “Restricted Stock Unit” has the meaning set forth in Section 7.01.

2.25 “Retirement” means termination from service as a Non-Employee Director (i) after the Non-Employee Director completed a minimum number of years of service (as established by the Committee from time to time) or (ii) the Non-Employee Director has reached the mandatory board retirement age. Notwithstanding anything in the Plan to the contrary, if the Committee has not established a minimum number of years for service, then the minimum service requirement will be one year from the Non-Employee Director’s appointment to the Board or Affiliate board.

2.26 “Securities Act” means the Securities Act of 1933.

2.27 “Shares” means shares of Common Stock subject to Awards or available for future Awards under the Plan.

2.28 “Stock Award” means an award of Common Stock granted to a Non-Employee Director pursuant to Article 6 that is not subject to a restriction.

Article 3. Administration of the Plan.

3.01 Committee Composition. The Plan will be administered by the Committee, or, in the Board’s sole discretion, by the Independent Directors of the Board.

3.02 Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board. The Committee will have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and reference in this Plan to the Board or the Committee will thereafter be to the committee or subcommittee) subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

3.03 Authority of Committee. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws and in addition to other express powers and authorization conferred by the Plan, the Committee will be vested with full authority:

(a) to adopt, amend and rescind such rules and regulations as it deems necessary or desirable to administer the Plan;

(b) to construe, interpret and apply the provisions of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to determine when Awards are to be granted under the Plan and the applicable Date of Grant;

(e) from time to time to select, subject to the limitations set forth in the Plan, those Non-Employee Directors to whom Awards will be granted;

(f) to determine the number of Shares to be made subject to each Award;

(g) to prescribe the terms and conditions of each Award including, without limitation, the medium of payment and vesting provisions and to specify the provisions of the Award Agreement relating to such grant;

(h) to round awards that result in fractural shares up to the next whole share of Common Stock;

(i) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting or the term of any outstanding Award; provided, however, that if any such amendment impairs a Non-Employee Director’s rights increases a Non-Employee Director’s obligations under his or her Award or creates or increases a Non-Employee Director’s federal income tax liability with respect to an Award, such amendment will also be subject to the Non-Employee Director’s consent;

(j) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments;

(k) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(l) to exercise discretion to make any and all other determinations that it determines to be necessary or advisable for the administration of the Plan.

Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan will be final, conclusive and binding upon the Company and all Non-Employee Directors and any person claiming under or through a Non-Employee Director.

3.04 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee and, to the extent allowed by Applicable Laws, no member of the Committee or the Board will be liable for any determination, decision or action made in good faith with respect to the Plan or any Award granted under the Plan.

Article 4. Shares Subject to the Plan.

4.01 Shares Subject to the Plan. Subject to adjustment as provided in Article 9 and excluding any Awards granted prior to the Effective Date, the total number of Shares available that may be granted under the Plan will not exceed 500,000 Shares as of the Effective Date, which shall consist of Shares available to be granted under the 2019 Director Equity Plan as of the Effective Date, plus an additional 453,922 Shares. During the term of each Award, the Company will keep reserved at all times the number of Shares of Common Stock required to satisfy all such Awards. As the Committee may determine from time to time, the Shares available for distribution under the Plan may consist either in whole or in part of authorized but unissued Common Stock or Common Stock held in treasury.

4.02 Recycling of Shares. Any Shares subject to an Award that are cancelled or forfeited, either in full or in part, will again become available for issuance under the Plan. Shares delivered to or withheld by the Company to satisfy any tax withholding obligation on a Restricted Award will again become available for issuance under the Plan. Any Shares that are issued upon the vesting of an Award will be deducted from the available Shares under the Plan as one Share for each Share issued under the Award.

4.03 Maximum Annual Awards. The maximum number of shares of Common Stock, in the aggregate, under all types of Awards granted to any one Non-Employee Director in any one calendar year will not exceed the greater of: (i) 20,000 shares, or (ii) a number of shares with an aggregate Fair Market value on the Date of Grant of $200,000 or more.

Article 5. Eligibility.

5.01 General. All Non-Employee Directors of the Company or its Affiliates are eligible to participate in the Plan.

Article 6. Stock Awards.

6.01 General. Stock Awards will not be: (i) evidenced by an Award Agreement or (ii) subject to any conditions or restrictions under the Plan.

Article 7. Restricted Awards.

7.01 General. A Restricted Award is an Award of Shares (“Restricted Stock”) or Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of Shares. A Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation (the “Restricted Period”). Each Restricted Award will be subject to the conditions set forth in this Article 7 and to such other conditions not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.

7.02 Restricted Stock. If the Committee determines that the Restricted Stock will be held by the Company or in escrow rather than delivered to the Non-Employee Director pending the release of the applicable restrictions, the Committee may require the Non-Employee Director to execute and deliver to the Company: (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) an appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Non-Employee Director fails to execute an Award Agreement evidencing a Restricted Stock Award and, if applicable, an escrow agreement and stock power, or such other agreements and documents, the Award will be null and void. Subject to the restrictions set forth in the Award, the Non-Employee Director generally will have the rights and privileges of a shareholder with respect to his or her Restricted Stock, including the right to vote such Restricted Stock.

7.03 Dividend Equivalents on Restricted Stock. At the discretion of the Committee, a Non-Employee Director may be granted the right to receive dividends; provided that any cash dividends and stock dividends with respect to the Restricted Stock will be withheld by the Company for the Non-Employee Director’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends withheld will be distributed to the Non-Employee Director in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Shares and, if such Shares are forfeited, the Non-Employee Director will have no right to such dividends.

7.04 Restricted Stock Units. The terms and conditions of a grant of Restricted Stock Units will be reflected in an Award Agreement. No Shares will be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Non-Employee Director will have no voting rights with respect to any granted Restricted Stock Units.

7.05 Dividend Equivalents on Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit (representing one Share) may be credited with cash, Shares or other property equivalent to all or a portion of the dividends paid with respect to the outstanding Common Stock paid by the Company in respect of one Share (“Dividend Equivalents”). Dividend Equivalents will be withheld by the Company for the Non-Employee Director’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Non-Employee Director’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) will be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Non-Employee Director upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Non-Employee Director will have no right to any Dividend Equivalents.

7.06 Restrictions on Restricted Awards.

(a) Restricted Stock awarded to a Non-Employee Director will be subject to the following restrictions until the expiration of the Restricted Period: (i) if an escrow arrangement is used, the Non-Employee Director will not be entitled to delivery of the stock certificate, or exercise control over a book entry account, (ii) the Shares will be subject to the restrictions on transferability set forth in the Award Agreement, (iii) the Shares will be subject to forfeiture to the extent provided in the applicable Award Agreement and (iv) to the extent Shares are forfeited, the stock certificates will be returned to the Company or book entry positions cancelled, and all rights of the Non-Employee Director to such Shares with respect to such Shares will terminate without further obligation on the part of the Company.

(b) A Restricted Stock Unit Award will be subject to forfeiture until the expiration of the Restricted Period to the extent provided in the applicable Award Agreement. If the Restricted Stock Unit is forfeited, all rights of the Non-Employee Director will terminate without further obligation on the part of the Company.

(c) The Committee will have the authority to remove any or all of the restrictions on Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the Date of Grant, such action is appropriate.

7.07 Delivery of Shares for Restricted Stock and Settlement of Restricted Stock Units.

(a) Upon the expiration of the Restricted Period, the restrictions set forth in Section 7.04 and the applicable Award Agreement will be of no further force or effect. If an escrow arrangement exists, then upon such expiration, the Company will cause a book entry notation to be made with respect to the Non-Employee Director, or his or her beneficiary, without charge, the stock certificate or book entry notation evidencing the Shares of Restricted Stock plus any cash dividends or stock dividends credited to the Non-Employee Director’s account with respect to such Restricted Stock and the interest thereon, if any.

(b) Upon the expiration of the Restricted Period, the Company will deliver to the Non-Employee Director, or his or her beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each Vested Unit in accordance with Section 7.03 and the interest thereon or, at the discretion of the Committee, in Shares having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay part cash and part Shares in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment will be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period expired with respect to each Vested Unit.

(c) The delivery of Restricted Stock Units may be deferred to a time after the termination of Continuous Service in accordance with the Non-Employee Director’s election.

7.08 Stock Certificate Restrictions. Each certificate or book entry account representing Restricted Stock awarded under the Plan will bear a legend in form, or be subject to transfer restrictions, as the Company deems appropriate.

7.09 Restricted Award Transferability. A Restricted Award will not be transferable except by will, by the laws of descent and distribution, or pursuant to a domestic relations order entered into by a court of competent jurisdiction.

7.10 Termination of Continuous Service. Unless otherwise provided in the terms of an Award Agreement, a time-vested Restricted Award may vest and be paid only: (i) while the person is a Non-Employee Director of the Company and (ii) if the Non-Employee Director has maintained Continuous Service since the Date of Grant, unless the Non-Employee Director’s Continuous Service ceases by reason of his or her resignation death, Disability or Retirement.

Article 8. Vesting.

8.01 General. The Committee will specify the vesting schedule or conditions of each Award. It will be a condition to the vesting of any Award made under the Plan, whether or not set forth in an Award Agreement, that the Non-Employee Director render Continuous Service to the Company or an Affiliate through the applicable vesting date or dates.

Notwithstanding any other provision of the Plan, Awards granted under the Plan, other than Stock Awards, will vest no earlier than the first anniversary of the Date of Grant Date (the “Minimum Vesting Requirement”); provided, that the Minimum Vesting Requirement does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award in the case of Retirement, death, Disability or a Change in Control.

Article 9. Changes in Capital Structure.

9.01 Adjustment Upon Changes in the Common Stock. In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Company, the Committee will appropriately adjust the maximum number of

Shares subject to the Plan and all Awards then currently outstanding. Any adjustment will not result in the issuance of fractional shares, and the Committee will round down the number of Shares subject to any outstanding Award unless the transaction that resulted in the capital structure change expressly authorizes the rounding up of the shares.

9.02 Adjustment Binding. Any adjustment by the Committee pursuant to this Article 9 in the number of Shares subject to the Plan or to any outstanding Award, or to the benefits, rights and features relating to Restricted Awards, will be final, binding and conclusive. Notice of any adjustment will be given by the Company to each Non-Employee Director.

9.03 Adjustment to Grants. The grant of an Award will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

Article 10. Effect of Change in Control.

10.01 General. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Non-Employee Director’s termination of Continuous Service during the 12-month period following a Change in Control, the Restricted Period will immediately expire.

10.02 Committee Discretion. In the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice, cancel any outstanding Awards and pay to the holders, in cash or stock or any combination thereof, the value of such Awards based upon the price per Share.

10.03 Successors. The obligations of the Company under the Plan will be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

Article 11. Registration of Stock.

11.01 General. No Restricted Stock will vest, in whole or in part, if at any time the Committee determines in its discretion that the listing, registration or qualification of Shares subject to such Restricted Stock on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the vesting of Restricted Stock, unless such listing, registration, qualification, consent or approval may be effected or obtained free of any conditions not acceptable to the Committee.

Article 12. Tax Withholding.

The Non-Employee Director will be responsible to satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares.

Article 13. Amendment or Termination of the Plan.

13.01 Amendment of the Plan. The Board or the Committee may, at any time, amend, modify or suspend the Plan or any provision thereof or the Board may terminate the Plan; provided that, except as provided in Article 9, the Board or Committee may not, without the consent of the shareholders of the Company, make any amendment or modification that: (i) increases the maximum number of Shares as to which Awards may be granted under the Plan, (ii) changes the class of eligible Non-Employee Directors, (iii) effects a repricing transaction, (iv) increases materially the benefits accruing to a Non-Employee Director under the Plan or (v) otherwise requires the approval of the shareholders of the Company under Applicable Laws (including the requirements of Section 422 of the Code) or listing requirements with respect to the Shares.

13.02 Term of the Plan. Unless previously terminated by the Board, the Plan will terminate on, and no Award will be granted after, the tenth anniversary of the Effective Date.

13.03 No Impairment of Rights. No amendment, modification or termination of the Plan (whether by action of the Board or by expiration of the Plan term) will in any manner negatively affect any Award granted under the Plan without the consent of the Non-Employee Director or any person claiming under or through the Non-Employee Director.

Article 14. General Provisions.

14.01 Non-Uniform Treatment. No Non-Employee Director or other person will have any claim to be granted an Award under the Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors.

14.02 Shareholders. No Award will confer on any Non-Employee Director any rights as a shareholder of the Company unless and until Shares are duly issued or transferred to the Non-Employee Director in accordance with the terms of the Award.

14.03 Employment or Service. Nothing contained in the Plan or any applicable award agreement will confer upon any person any right to continue in the employ or service of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate his or her service at any time or increase or decrease his or her compensation or fees at the time of granting an Award.

14.04 Other Compensation Arrangements. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

14.05 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Committee will make a good faith effort to interpret and administer the Plan in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, (a) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Non-Employee Director’s termination of Continuous Service will instead be paid on the first payroll date after the six-month anniversary of the Non-Employee Director’s separation from service (or the Non-Employee Director’s death, if earlier), and (b) amounts payable upon the termination of a Non-Employee Director’s Continuous Service will only be payable if such termination constitutes a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Non-Employee Director under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Non-Employee Director for such tax or penalty.

14.06 Section 16 Compliance. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.06, such provision to the extent possible will be interpreted and/or deemed amended so as to avoid such conflict.

14.07 Beneficiary Designation. Each Non-Employee Director under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Non-Employee Director’s death. Each designation will revoke all prior designations by the same Non-Employee Director, will be in a form reasonably prescribed by the Committee and will be effective only when filed by the Non-Employee Director in writing with the Company during the Non-Employee Director’s lifetime.

14.08 Unfunded Plan. The Plan will be unfunded. The Company will not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon Exercise or payment of any Award. Proceeds from the issuance of Shares pursuant to Awards granted under the Plan will constitute general funds of the Company. The expenses of the Plan will be borne by the Company.

14.09 Acceptance of Terms and Conditions. By accepting any benefit under the Plan, each recipient of an Award under the Plan and each person claiming under or through such recipient will be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

14.10 Liability. Any liability of the Company or any Affiliate to any recipient of an Award under the Plan with respect to any Award will be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor any Affiliate nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

14.11 Choice of Law. The Plan will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to such state’s choice of law provisions, except as superseded by applicable federal law.

14.12 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby.

14.13 Headings. The words “Article,” “Section” and “paragraph” will refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any Award agreement in the masculine gender they will be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they will be construed as though they were also used in the plural form in all cases where they would so apply.

14.14 Director Fees Paid in the Form of Stock Awards. A Non-Employee Director may elect to receive all or a portion of fees payable for service as a Non-Employee Director in the form of a Stock Award granted in accordance with a process approved by the Board or the Committee; provided, however, that the annual limitation set for in Section 4.03 will apply. The number of Shares issued will be determined using the Fair market Value of the date of issuance of the Stock Award.

Article 15. Effective Date.

The Plan was approved by the Board on March 21, 2023 and will be submitted to shareholders for approval at the Company’s May 16, 2023 Annual Meeting of Shareholders. The “Effective Date” of the Plan will be the date on which shareholder approval is obtained.